Exhibit 99.1
Global Brands Acquisition Corp. Announces Plan to Continue Business as an Internally Managed REIT
NEW YORK, November 9, 2009 — Global Brands Acquisition Corp. (“Global Brands”) (NYSE Amex: GQN), a specified purpose acquisition company, announced today that it has signed a framework agreement with Gerrity International, LLC (the “Gerrity Group”) which sets forth the steps Global Brands will take to continue its business as a corporation that will qualify as a real estate investment trust (“REIT”) for U.S. federal income tax purposes, commencing with its taxable year ending December 31, 2010. Under the terms of the framework agreement, Global Brands will retain an executive team led by William Gerrity, Matthew Ostrower and John Heywood, to lead Global Brands upon completion of the contemplated transactions. Mssrs. Gerrity, Ostrower and Heywood previously held senior management roles at the Gerrity Group, a real estate firm specializing in retail real estate investments. It is anticipated that, subject to stockholder approval, Global Brands will change its name to Gerrity REIT, Inc.
Global Brands intends to invest in, acquire, own, lease, reposition and manage a diverse portfolio of necessity-based retail properties, including but not limited to, well-located community and neighborhood shopping centers, anchored by national or regional supermarkets and drugstores. The parties will seek to consummate the transactions contemplated by the framework agreement prior to February 28, 2010 pending approval by Global Brands stockholders and subject to certain closing conditions.
Consummation of the transactions contemplated by the framework agreement are conditioned upon, among other things, the approval by Global Brands’ stockholders of certain amendments to Global Brands’ certificate of incorporation. Global Brands’ stockholders will be asked to, among other things, (i) extend the date on which Global Brands’ corporate existence terminates from December 6, 2009 to February 28, 2010 (the “Extension Amendment”), and (ii) allow the holders of shares of common stock issued in Global Brands’ initial public offering (the “IPO”) to convert their public shares into a pro rata portion of the funds held in Global Brands’ trust account established at the time of the IPO if the Extension Amendment is approved (the “Conversion”). If the Extension Amendment and the Conversion are not approved, Global Brands’ corporate existence will terminate except for the purposes of winding up its affairs and liquidating, pursuant to Section 278 of the Delaware General Corporation Law.
If the Extension Agreement and Conversion proposals are approved subject to the limitations discussed, Global Brands will have until February 28, 2010 to consummate the transactions contemplated by the framework agreement. After such approvals are obtained, Global Brands will commence an offer to exchange all of its outstanding warrants for new warrants with different terms. The new warrants to be offered in the warrant exchange will have an exercise price of $12.00 per share and will expire five years from the closing date of the transaction, unless earlier redeemed if Global Brands’ stock price is at least $18.75 for any 20 trading days within a 30-trading day period. If holders of at least 95% of Global Brands’ outstanding public warrants do not agree to exchange their warrants for new warrants, the transactions contemplated by the framework agreement will not be consummated.
Also under the framework agreement, the Global Brands founders have agreed to cancel an aggregate of 7,118,056 founders shares and 6,368,056 founders warrants. In addition, the underwriters of Global Brands’ initial public offering have agreed to reduce a portion of the deferred underwriting commissions owed to them, which were originally an aggregate of $14,375,000.
“We believe that the opportunity set for core retail real estate investing is very deep and that the leadership of the Gerrity Group has the proven track record and investing acumen to drive shareholder value” said Joel Horowitz, Chief Executive of Global Brands who will retain a board seat upon completion of the transaction. “Gerrity REIT, as a newly formed REIT, is expected to have significant equity to invest in a capital-constrained environment, and we expect that the in-place team at Gerrity will be able to rapidly deploy that equity in attractive risk-adjusted investments,” added Mr. Horowitz.
William Gerrity, who has agreed to become the Chief Executive Officer of Gerrity REIT said, “Our initial focus will be on our core competency of acquiring and operating necessity-based retail properties in the Western United States, where there is currently a large and growing backlog of shopping centers for sale. The public capital markets have demonstrated their strength and durability. We are excited to become an integrated publicly traded equity REIT, which offers the optimal alignment of interests between investors and managers and should provide the most consistent and efficient access to long-term capital for professional real estate organizations like ours.”
Global Brands’ Management and Investment Team
It is anticipated that Mr. Gerrity will serve as the President and CEO of Global Brands upon completion of the framework transactions. Mr. Gerrity has over 25 years of experience in the development, acquisition, management and disposition of shopping centers in the Western United States as well as in Asia. Mr. Gerrity has worked in partnership with Morgan Stanley, Principal Financial Group, and the Washington State Investment Board. His early real estate activity involved the design, development and management of office, industrial, residential, retail and hotel properties. In 1994, he began to specialize in shopping center and retail properties. He managed and operated the GMS partnerships which focused on retail assets in the western United States. Mr. Gerrity serves on the Board of Directors of the New America Foundation as well as on the Policy Advisory Board of the Fisher Centre for Real Estate and Urban Economics at the University of California at Berkeley and is a member of the International Council of Shopping Centers and the Urban Land Institute.
It is anticipated that Mr. Ostrower will serve as Chief Investment Officer of Global Brands upon completion of the framework transactions. Mr. Ostrower has spent his entire career focused on public real estate investments. Prior to joining the Gerrity Group, he served as Managing Director and leader of Morgan Stanley’s REIT equity research team. Before joining Morgan Stanley, he served as Portfolio Manager for Pioneer’s REIT mutual fund. Mr. Ostrower received a BA from Tufts University and a joint Masters degree in real estate and city planning from the Massachusetts Institute of Technology. He is a Chartered Financial Analyst. Mr. Ostrower is also a member of the Board of Directors of Ramco-Gershenson Properties Trust.
It is anticipated that Mr. Heywood will serve as Chief Operating Officer of Global Brands upon completion of the framework transactions. Mr. Heywood has over 25 years experience in real estate and construction in Australia, Asia, the UK, the US and Canada. His experience extends to strategic real estate planning, post-merger integration, corporate restructuring, portfolio & investment management and the risk management of major capital programs. Prior to joining the Gerrity Group, Mr. Heywood was a partner at Ernst & Young and led the firm’s real estate advisory practice which provided SOX 404 compliance for REITs, real estate operating companies and major corporations in the Western US. Mr. Heywood also previously held a number of senior executive positions with BP, Mapeley Limited and Lend Lease Real Estate Investments. He is a member of the Urban Land Institute serving on the Urban & Mixed Use Council and a member of the Project Management Institute.
Morgan Stanley and Citi are advising Global Brands in the transaction.
Conference Call Information
Global Brands and the Gerrity Group will host a conference call at 10:00am Eastern Time today (November 9, 2009) to discuss the proposed transactions. The call will be open to the public and can be accessed by dialing 1-888-264-8945 for domestic callers. International callers can access the call by dialing 1-913-312-1450. The number should be dialed at least 10 minutes prior to the start of the call. The slides complementary to the presentation will be available prior to the call on the website of the SEC at www.sec.gov as part of Global Brands’ 8-K filing today. The slides will also be available on Global Brands’ website at www.globalbrandsacquisition.com.
A replay of the conference call will be available through 11:59am on November 23, 2009. Domestic callers may access the call by dialing 888-203-1112 and entering 2017480 when prompted for a passcode followed by the pound sign. International callers may access the call by dialing 719-457-0820 and passcode 2017480 followed by the pound sign.

Global Brands Acquisition Corp.
Global Brands Acquisition Corp. is a blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more assets or control of one or more operating businesses. Since its initial public offering, Global Brands’ activities have been limited to identifying and evaluating prospective acquisition targets.
Forward-looking statements
This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Global Brands’ actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Global Brands’ expectations with respect to future performance and anticipated financial impacts of the proposed transactions; approval of the proposed certificate of incorporation amendments and related transactions by shareholders; consummation of the warrant exchange; the satisfaction of the closing conditions to the proposed transactions; and the timing of the completion of the proposed transactions.
These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside Global Brands’ control and difficult to predict. Factors that may cause such differences include, but are not limited to, the possibility that the expected growth will not be realized, or will not be realized within the expected time period, due to, among other things, (1) the REIT environment; (2) changes in the commercial finance and the real estate markets; (3) general economic conditions; and (4) legislative and regulatory changes (including changes to laws governing the taxation of REITs). Other factors include the possibility that the transactions contemplated by the framework agreement do not close, including due to the failure to receive required stockholder approvals, warrant exchange or the failure of other closing conditions.
Global Brands cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Global Brands’ most recent filings with the Securities and Exchange Commission (“SEC”). All subsequent written and oral forward-looking statements concerning Global Brands, the framework agreement, the related transactions or other matters and attributable to Global Brands or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Global Brands cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Global Brands does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.
Additional Information
Global Brands intends to file preliminary proxy statements with the SEC in connection with the proposed transactions and to mail definitive proxy statements and other relevant documents to Global Brands stockholders. Stockholders of Global Brands and other interested persons are advised to read, when available, the preliminary proxy statements, and amendments thereto, and the definitive proxy statements in connection with solicitation of proxies for the special meetings of Global Brands’ stockholders to be held to approve the transactions because these proxy statements will contain important information about Global Brands and the proposed transactions. Such persons can also read Global Brands final prospectus from its initial public offering dated December 6, 2007, its annual report on form 10-K for the fiscal year ended March 31, 2009, which was filed with the SEC on June 11, 2009, as amended (“Annual Report”) and other reports as filed with the SEC, for a description of the security holdings of Global Brands’ officers and directors and their affiliates and their other respective interests in the successful consummation of the proposed transaction. The definitive proxy statements will be mailed to stockholders as of record dates to be established for voting on the proposed transactions, certificate of incorporation amendments and related transactions. Stockholders will also be able to obtain a copy of the preliminary and definitive proxy statements, without charge, once available, at the SEC’s Internet site at http://www.sec.gov or by directing a request to: Global Brands Acquisition Corp., 11 West 42nd Street, 21st Floor, New York, NY 10036, Attention: Jay Desai, telephone (212) 201-8371.
Participation in Solicitation
Global Brands, and its respective directors, executive officers, affiliates and other persons may be deemed to be participants in the solicitation of proxies for the special meetings of Global Brands’ stockholders to approve the proposed transaction. A list of the names of those directors and officers and descriptions of their interests in Global Brands is contained in Global Brands’ Annual Report. Global Brands’ stockholders may also obtain additional information about the interests of its directors and officers in the transactions by reading the proxy statements and other relevant materials to be filed by Global Brands with the SEC when they become available.
Disclaimer
This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Global Brands, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.
Media Contact:
Evelyn Infurna
ICR Inc.
203-682-8326
Evelyn.infurna@icrinc.com
Investor Contact:
Jay Desai
Global Brands Acquisition Corp.
212-201-8371
Jay.desai@globalbrandsacq.com